                                                                    EXHIBIT 99.2

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS RESULTS FOR FIRST QUARTER 2002 Diluted FFO per share of $0.62

SOUTHFIELD, Mich. -- RAMCO-GERSHENSON PROPERTIES TRUST (NYSE:RPT) announced today results for the first quarter ended March 31, 2002.

For the three months ended March 31, 2002, diluted Funds from Operations (FFO) were $7,454,000 compared with $7,958,000 for the three months ended March 31, 2001. On a per share basis first quarter results were $0.62 compared with $0.66 in 2001. The decrease in FFO for the quarter is primarily the result of the major redevelopment of two shopping centers, Tel-Twelve and Lakeland. Both centers experienced a planned drop in net income, affecting FFO, as the Company took a substantial portion of the regional and local tenant rentals off line to make way for national anchor credit tenants. The reduction in FFO also reflects a reduction in income due to the sale in the first quarter of 2001 of White Lake MarketPlace and Athens Towne Center.

Income from continuing operations for the three months ended March 31, 2002, was $2,223,000 compared with $6,081,000 for the three months ended March 31, 2001. On a diluted earnings per share basis, earnings from continuing operations decreased from $0.67 in 2001 to $0.20 in 2002. The decrease in earnings is attributable to the $5.0 million gain on the sale of White Lake and Athens Towne Center, which occurred in the first quarter of last year.

"Our numbers are in line with expectations and are reflective of significant changes occurring in our portfolio," said Dennis Gershenson, president and chief executive officer. "We anticipated a drop in earnings this year as we take income off line for the de-malling of our Tel-Twelve shopping center and the expansion and retenanting of Lakeland. These projects demonstrate the Company's willingness to accept a short-term decrease in FFO in order to achieve a long-term increase in shareholder value. The income from our new national tenants will begin to come on line in late 2002 and 2003. "

Asset Management

During the quarter the Company made substantial progress on the de-malling of its 650,000 square foot Tel-Twelve shopping center in Southfield, Michigan. The Designer Shoe Warehouse expansion and relocation is nearing completion and the construction of the new Lowe's Home Improvement store will commence in the second quarter with completion expected in the second quarter 2003. One retail outlot building at the shopping center is complete and occupied. A second retail outlot building is nearing completion.

The Publix Supermarket expansion at Lantana shopping center in Lantana, Florida is on schedule. A grand re-opening of the center is planned for the fourth quarter this year. Bed, Bath and Beyond is also currently under construction at RPT's Jackson Crossing shopping center, with a planned fall opening.

Leasing

Leasing activity continues to be strong throughout the portfolio. In the first quarter, the Company opened 11 new non-anchor stores, at an average base rent of $14.14 per square foot, which is 24.5% above portfolio average. The Company also renewed 40 non-anchor leases at an average increase of 6.9% over prior rental rates. As of March 31, 2002 the portfolio was 94.0% leased.

Acquisitions/Dispositions

On April 10, 2002, the Company sold Hickory Corners, a 178,000 square foot community shopping center located in Hickory, North Carolina. Total proceeds from the sale approximated $10.7 million and will be deployed to pay down debt and fund future acquisitions and redevelopments. This center was accounted for as property held for sale at March 31, 2002.

Common Share Offering

The Company intends to issue 3,500,000 shares of common stock through a public offering. Deutsche Bank Securities, McDonald Investments and Robertson Stephens are underwriting the offering. Upon completion of the sale, approximately 10.9 million shares of common stock will be outstanding.

The Company intends to use the proceeds from the sale to redeem the Series A Preferred Shares held by Morgan Stanley Asset Management and its clients and to acquire the equity of RPT's institutional partner in Rivertowne Square and Chester Springs shopping centers. The remaining proceeds will be utilized to pay down the Company's credit facility.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

2002 Guidance

On April 8, 2002, the Company revised guidance previously stated to investors in the third and forth quarter last year regarding the Company's expected funds from operations (FFO) per share for 2002. The Company currently estimates that FFO per share for 2002 are expected to be slightly lower, in the range of $2.20 to $2.30 per share. This revision in the estimated range primarily reflects the greater number of shares expected to be outstanding during the year as a result of the proposed offering of common stock, and the lag in time between the closing of the offering and the full deployment of the capital raised for the Company's operations.

Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor section of our Web page.

Ramco-Gershenson Properties Trust has a portfolio of 56 shopping centers totaling approximately 11.2 million square feet of gross leasable area, consisting of 55 community centers, of which nine are power centers and three are single tenant properties, as well as one enclosed regional mall. The Company's centers are located in Michigan, Ohio, Wisconsin, New Jersey, Maryland, Virginia, North Carolina, South Carolina, Tennessee, Georgia, Alabama and Florida. Headquartered in Southfield, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust
(REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.

This press release contains forward-looking statements with respect to the operation of certain of the Trust's properties. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this document are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Trust's properties are located, the performance of the Trust's tenants at the Trust's properties and elsewhere, and other factors discussed in the Trust's reports filed with the Securities and Exchange Commission.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                  Three          Three
                                                                 Months         Months
                                                                  Ended          Ended
                                                                 3/31/02        3/31/01
                                                               -------------  -------------

REVENUES
    Minimum rents                                                  $13,868        $15,032
    Percentage rents                                                   522            921
    Recoveries from tenants                                          5,948          5,639
    Fees and management income                                         651            658
    Interest and other income                                          750            934
                                                               -------------  -------------
         Total Revenues                                             21,739         23,184
                                                               -------------  -------------


EXPENSES
    Real estate taxes                                                2,572          2,093
    Recoverable operating expenses                                   3,384          3,724
    Depreciation and amortization                                    4,010          3,926
    Other operating                                                    312            332
    General and administrative                                       2,051          2,495
    Interest expense                                                 6,310          6,957
                                                               -------------  -------------
         Total Expenses                                             18,639         19,527
                                                               -------------  -------------


Operating income                                                     3,100          3,657
Earnings from unconsolidated entities                                  169             75
                                                               -------------  -------------

Income from continuing operations before gain on
      sale of real estate and minority interest                      3,269          3,732
Gain on sale of real estate                                              -          5,006
Minority interest                                                  (1,046)        ( 2,657)
                                                               -------------  -------------


Income from continuing operations                                    2,223          6,081
Income from discontinued operations                                    214            255
                                                               -------------  -------------


Net income                                                           2,437          6,336
Preferred dividends                                                    828            828
                                                               -------------  -------------


Net income available to common shareholders                         $1,609         $5,508
                                                               =============  =============


Basic earnings per share:
     Income from continuing operations                               $0.20          $0.74
                                                               =============  =============

     Income from discontinued operations                             $0.03          $0.03
                                                               =============  =============
     Net Income                                                      $0.23          $0.77
                                                               =============  =============

Diluted earnings per share:
     Income from continuing operations                               $0.20          $0.67
                                                               =============  =============
     Income from discontinued operations                             $0.03          $0.02
                                                               =============  =============
     Net Income                                                      $0.23          $0.69
                                                               =============  =============

Weighted average shares outstanding:
     Basic                                                           7,089          7,121
                                                               =============  =============
     Diluted                                                         7,146          9,124
                                                               =============  =============


                        RAMCO-GERSHENSON PROPERTIES TRUST
                     CALCULATION OF FUNDS FROM OPERATIONS(1)
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                   Three          Three
                                                                  Months          Months
                                                                   Ended          Ended
                                                                  3/31/02        3/31/01
                                                               -------------  -------------

Net Income                                                          $2,437         $6,336
 Add:
    Depreciation and amortization expense                            3,971          3,982
    Minority Interest in partnership                                 1,046          2,657
Less:
    Gain on sale of property(2)                                          -          5,017
                                                               -------------  -------------

Funds from Operations-diluted                                        7,454          7,958

Less:
    Preferred share dividends                                          828            828
                                                               -------------  -------------

Funds from Operations-basic                                         $6,626         $7,130
                                                               =============  =============

Funds from Operations per share:
   Diluted                                                           $0.62          $0.66
                                                               =============  =============
   Basic                                                             $0.66          $0.71
                                                               =============  =============

Basic weighted average shares outstanding(3)                        10,034         10,066
Convertible Preferred shares and options                             2,057          2,003
                                                              -------------   -------------
Diluted weighted average shares outstanding(4)                      12,091         12,069
                                                               =============  =============


                        RAMCO-GERSHENSON PROPERTIES TRUST
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)




                                                                                March 31,           December 31,
                                                                                   2002                 2001
                                                                            ------------------  --------------------
ASSETS                                                                       (unaudited)

     Investment in real estate, net                                               $497,370              $496,269

     Cash and cash equivalents                                                       5,062                 5,542

     Accounts receivable, net                                                       17,287                17,627

     Equity investments in and advances to unconsolidated entities                  12,986                12,977

     Other assets, net                                                              20,394                20,314

     Property held for sale                                                          7,210                   ---
                                                                            ----------------        ---------------


          Total Assets                                                            $560,309              $552,729
                                                                            ================        ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

     Mortgages and notes payable                                                  $355,488              $347,275

     Distributions payable                                                           5,043                 5,062

     Accounts payable and accrued expenses                                          18,985                18,830
                                                                            ----------------        ---------------

          Total Liabilities                                                        379,516               371,167

     Minority Interest                                                              47,853                48,157

     Commitments and Contingencies                                                     ---                   ---

     Shareholders' Equity                                                          132,940               133,405
                                                                            ----------------        ---------------

          Total Liabilities and Shareholders' Equity                              $560,309              $552,729
                                                                            ================        ===============


(1) Management generally consider funds from operations, also known as "FFO," an appropriate supplemental measure of our financial performance because it is predicated on cash flow analyses. We have adopted the most recent National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO, which was amended on April 4, 2002, to reflect the adoption that FFO from income-producing property held for sale, sold or otherwise transferred and reported in income from discontinued operations, should be included in FFO. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America, gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Our computation of FFO may, however, differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies. FFO should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to pay distributions.

     FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered an alternative to net income as an indication of the Trust's performance or to cash flows from operating activities as a measure of liquidity or the ability to pay distributions. Furthermore, while net income and cash generated from operating, investing and financing activities, determined in accordance with generally accepted accounting principles, consider capital expenditures which have been and will be incurred in the future, the calculation of FFO does not.

(2)  Excludes loss on sale of undepreciated land of $11.

(3) Represents the weighted average total shares outstanding, assuming the redemption of all operating partnership units for common shares.

(4) Represents the weighted average total shares outstanding, assuming the redemption of all operating partnership units for common shares, the conversion of convertible preferred shares to common shares, and dilutive stock options.



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       For more information on Ramco-Gershenson Properties Trust visit our
                        Website @ www.ramcogershenson.com